                                                Exhibit 15.1

LETTER REGARDING UNAUDITED INTERIM FINANCIAL INFORMATION

Shareholders and Board of Directors
STERIS plc

We are aware of the incorporation by reference in the following STERIS plc Registration Statements of our review report dated August 8, 2024 relating to the unaudited consolidated interim financial statements of STERIS plc and subsidiaries that are included in its Form 10-Q for the quarter ended June 30, 2024:

Registration Number	Description

333-230557	Form S-8 Registration Statement of STERIS plc pertaining to the STERIS Corporation 401(k) Plan

333-230558	Form S-8 Registration Statement of STERIS plc pertaining to the STERIS plc 2006 Long-Term Equity Incentive Plan (As Assumed, Amended and Restated Effective March 28, 2019)

333-254608	Form S-3 Registration Statement of STERIS plc, STERIS Corporation, STERIS Ltd, and STERIS Irish FinCo Unlimited Co pertaining to the registration of debt securities, guarantees of debt securities, ordinary shares, preferred shares, warrants, and units

333-256700	Form S-8 Registration Statement of STERIS plc pertaining to the Cantel Medical Corp. 2020 Equity Incentive Plan (As assumed and amended effective June 2, 2021) and the Cantel Medical Corp. 2016 Equity Incentive Plan (As assumed and amended effective June 2, 2021)

/s/ Ernst & Young LLP

Cleveland, Ohio
August 8, 2024